Exhibit 10.53

AMENDED AND RESTATED ADVISORY AGREEMENT

TERMINATION AGREEMENT

THIS AMENDED AND RESTATED ADVISORY AGREEMENT TERMINATION AGREEMENT (this “Agreement”) is effective as of January 3, 2011, by and among Pacific Office Properties Trust, Inc., a Maryland corporation (“POPT”), Pacific Office Properties, L.P., a Delaware limited partnership (the “Operating Partnership” and, together with POPT, the “Company”), and Pacific Office Management, Inc., a Delaware corporation (the “Advisor”).

RECITALS

A. The Company and the Advisor entered into that certain Amended and Restated Advisory Agreement, dated as of March 3, 2009, as amended on September 25, 2009, November 1, 2010 and December 7, 2010 (as so amended, the “Advisory Agreement”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Advisory Agreement.

B. Pursuant to the Advisory Agreement, the Company may terminate the Advisory Agreement at any time upon thirty (30) days’ prior written notice to the Advisor, by the vote of a majority of the Company’s Independent Directors.

C. The Company has elected to internalize management and become self-managed, which internalization will be facilitated by the purchase by the Operating Partnership of all of the issued and outstanding equity securities of the Advisor (the “POMI Stock Purchase”), and a majority of the Company’s Independent Directors have approved the termination of the Advisory Agreement in connection with such internalization.

D. The Company has elected to eliminate its sole outstanding share of Proportionate Voting Preferred Stock (“PVPS”) which is held of record by the Advisor and which will be effectuated by the purchase of POPT of the share (the “PVPS Purchase”).

E. The Parties each desire to terminate the Advisory Agreement and release the other parties from certain obligations under the Advisory Agreement, in each case immediately after the effective time of the PVPS Purchase and immediately prior to the consummation of the POMI Stock Purchase.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Termination of Agreement. Each of POPT, the Operating Partnership and the Advisor agrees that the Advisory Agreement shall be terminated effective immediately after the effective time of the PVPS Purchase and immediately prior to the effective time of the POMI Stock Purchase. Each of the Parties hereby waives any obligation of the Company to provide thirty (30) days’ prior written notice of its intention to terminate the Advisory Agreement.

2. Final Accounting. Notwithstanding any provisions of the Advisory Agreement to the contrary, the Parties hereby agree that the only obligations of the Advisor upon termination of the Advisory Agreement shall be the final accounting pursuant to Section 8.5.1.

3. Termination. In the event that the PVPS Purchase is not consummated on or prior to February 28, 2011, then this Agreement shall automatically terminate on February 28, 2011 and shall thereafter be of no further force or effect.

4. Amendment. This Agreement shall not be amended or modified in any respect unless agreed to in writing by the Parties.

5. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without reference to principles of conflicts of law. The Parties: (x) agree that any suit, action or legal proceeding relating to this Agreement shall be brought exclusively in any federal court located in Illinois, if federal jurisdiction is available, and, otherwise, in any state court located in such state; (y) consent to the jurisdiction of each such court in any such suit, action or proceeding; and (z) waive any objection which they may have to the laying of venue in any such suit, action or proceeding in either such court. Further, the Parties hereby consent and submit to the personal jurisdiction of the Illinois courts, both state and federal, and hereby waive any and all objections now or hereafter existing to personal jurisdiction of said courts over them. The Parties waive, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.

6. Assignment. This Agreement may not be assigned by any Party without the prior written consent of the other Parties.

7. No Waiver. Neither the failure nor any delay on the part of a Party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the Party asserted to have granted such waiver.

8. Headings. The headings of various Sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

9. Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

10. Further Action. The Parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

12. Counterparts. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all Parties, and all of which together shall constitute a single agreement.

13. Partial Invalidity. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

14. Fax Signatures. Any signature page hereto delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any Party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

15. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local or foreign statute or law, statute, rule or regulation will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the word “including” and similar expressions means “including without limitation” and unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive. Unless otherwise noted, all references to sections, exhibits and schedules are to sections, exhibits and schedules to this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. All references to agreements hereunder include all exhibits and schedules to such agreements and shall mean such agreements as they may be amended, restated, supplemented or otherwise modified from time to time.

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IN WITNESS WHEREOF, the parties hereto have entered into this Termination Agreement effective as of the date first written above.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:		/s/ Paul M. Higbee
Paul M. Higbee
Director

PACIFIC OFFICE PROPERTIES, L.P.

By:		PACIFIC OFFICE PROPERTIES TRUST, INC., its general partner

	By:	/s/ Paul M. Higbee
Paul M. Higbee
Director

PACIFIC OFFICE MANAGEMENT, INC.

By:		/s/ Lawrence J. Taff
Lawrence J. Taff
Executive Vice President

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